UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2025

Banzai International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39826	85-3118980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Ericksen Ave, Suite 250 Bainbridge Island, Washington	98110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 414-1777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BNZI	The Nasdaq Capital Market

Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	BNZIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 27, 2025, Banzai International, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Buyer”) for the issuance and sale in a private placement (the “Offering”) of senior secured convertible notes of the Company, in the aggregate original principal amount of $11,000,000 (the “Notes”) which Notes shall be convertible into shares of common stock, par value $0.0001, of the Company (the “Common Stock”) (the shares of Common Stock issuable pursuant to the terms of the Notes, including, without limitation, upon conversion or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Notes. The Buyer is purchasing (i) a Note in the aggregate original principal amount of $11,000,000 and (ii) a warrant to initially acquire up to 671,243 shares of Common Stock (the “Buyer Warrants”) (as exercised, collectively, the “Warrant Shares”). In connection with the Offering, the Company has also entered into a letter agreement dated April 30, 2025 (the “Letter Agreement”) with Rodman & Renshaw LLC as the exclusive financial advisor (the “Financial Advisor”) pursuant to which the Company has agreed to issue financial advisor warrants to purchase up to an aggregate of 212,121 shares of Common Stock (the “Financial Advisor Warrants”, together with the Buyer Warrants, the “Warrants”). The Offering closed on June 30, 2025 (the “Closing Date”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

The Notes were issued with an original issue discount of 10.0% (the “OID”) and accrue interest at a rate of 10.0% per annum. The Notes mature 18 months from the date of issuance (the “Maturity Date”), unless extended pursuant to the terms thereof. The Notes are convertible (in whole or in part) at any time prior to the Maturity Date into the number of shares of Common Stock equal to quotient of the Conversion Amount divided by (y) the Conversion Price (the “Conversion Rate”). At no time may the Buyer hold more than 4.99% (or up to 9.99% at the election of the Buyers pursuant to the Notes) of the outstanding Common Stock. The conversion price of the Note is subject to a floor price of $0.11.

In addition, if an Event of Default (as defined in the Notes) has occurred under the Notes, the Buyer may elect convert (each, an “Alternate Conversion”, and the date of such Alternate Conversion, each, an “Alternate Conversion Date”) all, or any part of, the Conversion Amount (such portion of the Conversion Amount subject to such Alternate Conversion, the “Alternate Conversion Amount”) into shares of Common Stock at a conversion rate equal to the quotient of (x) the product of (A) the Redemption Premium and (B) the Alternate Conversion Amount, divided by (y) the Alternate Conversion Price (the “Alternate Conversion Rate”). Upon the occurrence of an Event of Default, the Company is required to deliver written notice to the Buyer within one (1) business day (an “Event of Default Notice”). At any time after the earlier of (a) the Buyer’s receipt of an Event of Default Notice, and (b) the Buyer becoming aware of an Event of Default, the Buyer may require the Company to redeem all or any portion of the Notes at a 15% premium. Beginning the earlier to occur of (x) the Effective Date (as defined in the Registration Rights Agreement) of the initial Registration Statement filed pursuant to the Registration Rights Agreement and (y) August 1, 2025, and thereafter, the first Trading Day of the calendar month immediately following (each an “Installment Date”) until the Maturity Date, the Company shall repay the Buyer $122,222.22 towards the principal balance of the Notes and any accrued and unpaid interest in cash or, provided certain conditions are satisfied, shares of Common Stock, at the Company’s option (collectively, the “Installment Amount”). In connection with a “Change of Control”, the Buyer shall have the right to require the Company to redeem part or all of the Notes outstanding in cash, at the highest calculation of the Change of Control Redemption Price, each of which is outlined in their entirety within the Notes.

The Buyer also agreed to enter into Leak-Out Agreement governing the sale of Company shares until the earlier to occur of (i) such date as the Buyer no longer holds any Notes, (ii) the date of any Redemption Notice (as defined in the Notes) of any Notes then outstanding, (iii) such date upon which any breach by the Company of any term of the Purchase Agreement occurs, regardless of whether such breach is subsequently cured and (iv) such date any Event of Default (as defined in the Notes) occurs, regardless of whether such Event of Default is subsequently cured (such period, the “Restricted Period”), with sale limitations tied to the Company’s daily trading volume, as detailed in the Leak-Out Agreement.

The Buyer Warrants are to purchase up to 671,243 shares of Common Stock, at an exercise price of $0.66 per share. The Buyer Warrants are exercisable immediately upon issuance and have a term of exercise equal to three years from the date of issuance.

A holder of the Buyer Warrants may not exercise any portion of such holder’s Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. In the event of a Change of Control, holders of the Warrants will have the right to receive the Black Scholes Value of their Warrants calculated pursuant to a formula set forth in the Warrants, payable in cash.

In connection with the Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of July 30, 2025, with the Buyer, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the Conversion Shares, the Warrant Shares and the shares of Common Stock underlying the Financial Advisor Warrants, no later than thirty (30) days after the date of the Registration Rights Agreement (the “Registration Statement”), and to use its best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than sixty (60) days following the date of the Registration Rights Agreement (or ninety (90) days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

The initial net proceeds to the Company from the Offering were approximately $1.725 million, after deducting financial advisory fees and estimated offering expenses payable by the Company. The Company intends to use the net proceeds received from the Offering for general corporate purposes and working capital.

Rodman & Renshaw LLC (“Rodman”) acted as the Company’s exclusive financial advisor in connection with the Offering, pursuant to that certain Letter Agreement, dated as of April 30, 2025, as amended, between the Company and Rodman. Pursuant to the Letter Agreement, the Company paid Rodman (i) a total cash fee equal to 7% of the aggregate gross proceeds of the Offering (inclusive of the gross proceeds to be received from the exercise of any Buyer Warrants), (ii) a management fee of 1.0% of the aggregate gross proceeds of the Offering (inclusive of the gross proceeds to be received from the exercise of any Buyer Warrants), and (iii) a non-accountable expense allowance of $75,000. In addition, the Company issued to Rodman or its designees the Financial Advisor Warrants to purchase up to an aggregate of 212,121 shares of Common Stock at an exercise price equal to $0.8250 per share, which represents 125% of the Offering price. The Financial Advisor Warrants have substantially the same terms as the Buyer Warrants, are exercisable immediately upon issuance and have a term of exercise equal to five (5) years from the date of issuance.

Pursuant to the Purchase Agreement, the Company agreed not to issue any Notes (other than to the Buyers as contemplated hereby) without the prior written consent of the Required Holders (as defined in the Purchase Agreement), issue any other securities that would cause a breach or default under the Notes or the Warrants, or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until after the effective date of the Registration Statement. The Company has also agreed not to effect any Variable Rate Transaction (as defined in the Purchase Agreement), other than a Permitted ATM (as defined in the Purchase Agreement) until the later of (x) the 180th calendar day after the Initial Closing Date (the “Additional Closing Expiration Date”) and (y) such date as no Notes remain outstanding.

The Letter Agreement and Purchase Agreement contain customary representations and warranties and agreements and obligations, conditions to closing and termination provisions. The foregoing descriptions of terms and conditions of the Purchase Agreement, the Notes, the Warrant, the Registration Rights Agreement, and the Leak-Out Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of the Purchase Agreement, the Notes, the Warrant, form of the Registration Rights Agreement, and Leak-Out Agreement which are attached hereto as Exhibits 4.1, 4.2, 10.1, 10.2, and 10.3 respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to (i) the Notes, (ii) the Buyer Warrants and (iii) the shares of Common Stock issuable upon exercise of the Warrants is incorporated herein by reference. Neither the issuance of the Notes, the Buyer Warrants, nor the shares of Common Stock issuable upon exercise thereof, as applicable, were registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The issuance of the Notes and the Buyer Warrants were, and the shares of Common Stock issuable upon the conversion or exercise thereof, respectively, will be, issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Item 8.01 Other Events.

On July 1, 2025, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Senior Secured Convertible Note
4.2	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Leak-Out Agreement
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2025

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph Davy
Joseph Davy
Chief Executive Officer